4th Quarter 2023 Earnings Presentation January 24, 2024

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provide a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. ("Columbia", "we" or "our") completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for each of the quarters of 2023 and the year ended December 31, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

FINANCIAL HIGHLIGHTS AND SUMMARY FINANCIAL STATEMENTS Q4 2023

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Performance Ratios

		For the Quarter Ended				
		Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Reported [3]	Net interest margin [1]	3.78 %	3.91 %	3.93 %	4.08 %	4.01 %
	Efficiency ratio [1]	64.81 %	57.82 %	62.60 %	79.71 %	57.24 %
	Return on average assets	0.72 %	1.02 %	1.00 %	(0.14)%	1.04 %
	Pre-provision net revenue (PPNR) return on average assets [2]	1.39 %	1.65 %	1.46 %	0.89 %	1.82 %
	Return on average common equity	7.90 %	11.07 %	10.84 %	(1.70)%	13.50 %
	Return on average tangible common equity [2]	12.19 %	16.93 %	16.63 %	(2.09)%	13.53 %
Operating [3]	Operating efficiency ratio [1], [2]	64.47 %	51.97 %	54.85 %	53.46 %	52.01 %
	Operating return on average assets [2]	0.70 %	1.23 %	1.27 %	0.74 %	1.24 %
	Operating PPNR return on average assets [2]	1.37 %	1.94 %	1.82 %	2.01 %	2.10 %
	Operating return on average common equity [2]	7.73 %	13.40 %	13.77 %	8.66 %	16.14 %
	Operating return on average tangible common equity [2]	11.92 %	20.48 %	21.13 %	10.64 %	16.18 %

Q4 2023 Highlights (compared to Q3 2023)

- Net interest margin was 3.78%, down 13 basis points from the prior quarter. Higher earning asset yields and a more profitable mix of earning assets were more than offset by higher deposit costs. Higher balances in public deposits and CD repricing contributed to the quarter's net interest margin contraction.
- GAAP and operating results in Q4 2023 were adversely impacted by a $33 million expense related to the FDIC special assessment that is not expected to repeat.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
(3) Operating results include the initial provision in Q1 2023 related to non-PCD loans added through the merger, and reported results further include merger-related expense. These items meaningfully impact performance ratios where applicable.

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Selected Period-End Balance Sheet

($ in millions, except per-share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
ASSETS:					
Total assets	$52,173.6	$51,993.8	$53,592.1	$53,994.2	$31,848.6
Interest bearing cash and temporary investments	1,664.0	1,911.2	2,868.6	3,079.3	967.3
Investment securities available for sale, fair value	8,829.9	8,504.0	8,998.4	9,249.6	3,196.2
Loans and leases, gross	37,442.0	37,170.6	37,049.3	37,091.3	26,156.0
Allowance for credit losses on loans and leases	(440.9)	(416.6)	(404.6)	(417.5)	(301.1)
Goodwill and other intangibles, net	1,632.9	1,666.1	1,696.0	1,732.5	4.7
LIABILITIES AND EQUITY:					
Deposits	41,607.0	41,624.4	40,834.9	41,586.3	27,065.6
Securities sold under agreements to repurchase	252.1	258.4	294.9	271.0	308.8
Borrowings	3,950.0	3,985.0	6,250.0	5,950.0	906.2
Total shareholders' equity	4,995.0	4,632.2	4,828.2	4,884.7	2,479.8
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.0%	89.3%	90.7%	89.2%	96.6%
Book value per common share (1)	$23.95	$22.21	$23.16	$23.44	$19.18
Tangible book value per common share (1), (2)	$16.12	$14.22	$15.02	$15.12	$19.14
Common equity to assets ratio	9.6%	8.9%	9.0%	9.0%	7.8%
Tangible common equity to tangible assets ratio (2)	6.7%	5.9%	6.0%	6.0%	7.8%

Footnotes:
Tables may not foot due to rounding.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q4 2023 Highlights (compared to Q3 2023)

- Loans increased $271 million, or 3% on an annualized basis, reflecting higher commercial term and line balances and other relationship-driven expansion.
- Deposit balances were relatively unchanged between periods as growth in public funds offset customers' use of cash, which includes tax payments and lower escrow balances in Q4 2023.
- Book value increased 8% due primarily to a decrease in accumulated other comprehensive loss as lower interest rates increased the fair value of the available for sale securities portfolio. Tangible book value increased 13%.
- Q1 2023 results were impacted by the closing of the merger on February 28, 2023 and the addition of historical Columbia balances at fair value.

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Summary Income Statement

($ in millions, except per-share data)	For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Net interest income before provision	$453.6	$480.9	$484.0	$374.7	$305.5
Provision for credit losses	54.9	36.7	16.0	105.5	32.9
Net interest income after provision	**398.7**	**444.1**	**468.0**	**269.2**	**272.5**
Non-interest income	65.5	44.0	39.7	54.7	34.9
Non-interest expense	337.2	304.1	328.6	342.8	195.0
Income (loss) before provision (benefit) for income taxes	**127.1**	**184.0**	**179.1**	**(18.9)**	**112.4**
Provision (benefit) for income taxes	33.5	48.1	45.7	(4.9)	29.5
Net income (loss)	**$93.5**	**$135.8**	**$133.4**	**($14.0)**	**$83.0**
Earnings (loss) per share, diluted [1]	**$0.45**	**$0.65**	**$0.64**	**($0.09)**	**$0.64**
Non-interest expense, excluding merger-related expense [2]	**$330.0**	**$285.2**	**$299.0**	**$226.9**	**$183.3**
Pre-provision net revenue [2]	**$182.0**	**$220.7**	**$195.1**	**$86.6**	**$145.4**
Operating pre-provision net revenue [2]	**$179.2**	**$258.7**	**$243.1**	**$195.7**	**$167.1**
Operating net income [2]	**$91.5**	**$164.3**	**$169.4**	**$71.5**	**$99.2**
Operating earnings per share, diluted [1], [2]	**$0.44**	**$0.79**	**$0.81**	**$0.46**	**$0.76**

Q4 2023 Highlights (compared to Q3 2023)

- Net interest income decreased by $27 million as higher deposit costs more than offset lower wholesale borrowing costs.
- Non-interest income increased by $22 million due primarily to a favorable change in cumulative non-merger fair value accounting and hedges.
- Non-interest expense increased by $33 million due to a $33 million ($0.12 per share) FDIC special assessment and other elevated expense items, which offset a $12 million decline in merger-related expense to $7 million in Q4 2023.
- Provision expense relates to changes in the economic forecasts used in credit models and credit migration trends.
- Q1 2023 results include only one month of the combined company's operations and a related initial provision of $88 million.

Footnotes:
Tables may not foot due to rounding.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

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Income Statement Component Details

	For the Quarter Ended December 31, 2023				
		LESS:	EQUALS	LESS:	EQUALS
($ in thousands, except per-share data)	GAAP Income	Non-Operating Items (1)	Operating Income (2)	Merger-Related Items (3)	Adjusted Operating Income (2)
Interest income	$691,634	$—	$691,634	$68,943	$622,691
Interest expense	238,011	—	238,011	(244)	238,255
Net interest income	**453,623**	**—**	**453,623**	**69,187**	**384,436**
Provision for credit losses	54,909	—	54,909	—	54,909
Net interest income after provision	**398,714**	**—**	**398,714**	**69,187**	**329,527**
Non-interest income	65,533	12,732	52,801	—	52,801
Non-interest expense	337,176	9,965	327,211	33,204	294,007
Income before provision for income taxes	**127,071**	**2,767**	**124,304**	**35,983**	**88,321**
Provision for income taxes	33,540	691	32,849	8,996	23,853
Net income	**$93,531**	**$2,076**	**$91,455**	**$26,987**	**$64,468**
Revenue	**$519,156**	**$12,732**	**$506,424**	**$69,187**	**$437,237**
Pre-provision net revenue (2)	**$181,980**	**$2,767**	**$179,213**	**$35,983**	**$143,230**
Net interest margin (4)	3.78 %	NA	3.78 %	0.58 %	3.20 %
Efficiency ratio (4)	64.81 %	0.34 %	64.47 %	(2.60)%	67.07 %
PPNR return on assets (2)	1.39 %	0.02 %	1.37 %	0.27 %	1.10 %
Return on assets	0.72 %	0.02 %	0.70 %	0.21 %	0.49 %
Return on equity	7.90 %	0.17 %	7.73 %	2.28 %	5.45 %
Return on tangible common equity (2)	**12.19 %**	**0.27 %**	**11.92 %**	**3.52 %**	**8.40 %**
Earnings per share, diluted	**$0.45**	**$0.01**	**$0.44**	**$0.13**	**$0.31**

Footnotes:
(1) Non-operating income and expense items are detailed at the end of this slide presentation. Non-operating expense includes $7 million of merger-related expense.
(2) All items in this column represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table. PPNR, PPNR return on assets, and return on tangible common equity are also non-GAAP measures for all ratios presented, including those in the GAAP column; a reconciliation is provided at the end of this presentation.
(3) Merger-related items include purchase accounting accretion and amortization (PAA) captured in interest income and interest expense and CDI amortization of $33 million.
(4) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

Q4 2023 Highlights

- Non-operating items that include cumulative fair value adjustments, hedging activity, and merger-related expense collectively benefited GAAP earnings by $0.01. PAA and CDI amortization provided a net benefit of $0.13 to EPS.
- Operating EPS of $0.44 include a $0.12 adverse impact from the $33 million FDIC special assessment expense in Q4 2023.
- We expect the net impact of merger-related items (PAA and CDI amortization) to continue to add to EPS as a steady and reliable source of income over time as it is primarily driven by rate, not credit. We expect this net earnings stream to build capital over time.
- See appendix for five-quarter comparison data for each income component.

INCOME STATEMENT HIGHLIGHTS Q4 2023

Net Interest Income and Net Interest Margin Footnotes: (1) Chart Abbreviations: “LHFI” = loans held for investment. $ in m ill io ns Net Interest Income and Net Interest Margin $305 $375 $484 $481 $454 4.01% 4.08% 3.93% 3.91% 3.78% Net Interest Income Net Interest Margin Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $— $100 $200 $300 $400 $500 3.00% 3.50% 4.00% 4.50% 5.00% Net Interest Margin: Q3 2023 vs Q4 2023 3.91% 0.08% (0.03)% 0.02% (0.02)% (0.36)% 0.17% 0.01% 3.78% Q3 2023 Reported LHFI-ex PAA¹ LHFI- PAA¹ Invest- ments Interest- Bearing Cash Deposits Term Debt Other Inputs Q4 2023 Reported 9 ■ Net interest margin was 3.78% in Q4 2023, down 13 basis points from the prior quarter as higher earning asset yields and a more profitable mix of earning assets were more than offset by higher deposit costs. ■ The cost of interest-bearing deposits increased 53 basis points on a linked-quarter basis to 2.54% in Q4 2023, which compares to 2.71% for the month of December and 2.75% at December 31, 2023. Deposit costs were impacted by the full quarter’s run rate of brokered deposits added during Q3 2023 to replace maturing FHLB advances. Time deposits, which repriced higher upon maturity, and higher public balances, which tend to carry a higher interest rate than most other non-maturity deposit balances, also contributed to the quarter’s increased cost of deposits. Higher public balances reflect seasonal tax-related trends and a focused effort to attract relationship-based public funds in local communities to replace wholesale funding. ■ The cost of interest-bearing liabilities increased 30 basis points on a linked-quarter basis to 3.02% in Q4 2023, which compares to 3.15% for the month of December and 3.19% at December 31, 2023.

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Interest Rate Sensitivity: Loans

Loan Repricing Detail (1), (2)				
($ in millions)	Q3 2023	Q4 2023	Q3 2023	Q4 2023
Fixed	**$15,793**	**$15,557**	**42 %**	**41 %**
Prime	2,820	2,868	7 %	8 %
1 Month	8,214	8,375	22 %	22 %
Floating	**11,034**	**11,243**	**29 %**	**30 %**
Prime	386	377	1 %	1 %
1 Month	105	180	— %	— %
6 Month	5,733	5,939	15 %	16 %
1 Year	1,285	1,258	3 %	3 %
3 Year	227	205	1 %	1 %
5 Year	2,273	2,272	6 %	6 %
10 Year	949	949	3 %	2 %
Adjustable	**10,958**	**11,181**	**29 %**	**29 %**
Total	**$37,785**	**$37,981**	**100 %**	**100 %**

Loan Maturities at December 31, 2023							
($ in millions)	<=6 Months	7 to 12 Months	13 to 24 Months	25 to 36 Months	37 to 60 Months	61+ Months	Total
Fixed	$1,849	$224	$645	$887	$2,294	$9,658	$15,557
Floating	1,620	1,140	1,279	777	1,611	4,814	11,243
Adjustable	62	60	234	264	697	9,863	11,181
Total	**$3,531**	**$1,425**	**$2,159**	**$1,929**	**$4,602**	**$24,335**	**$37,981**

Floors: Floating and Adjustable Rate Loans at December 31, 2023				
($ in millions)	No Floor (3)	At Floor (3)	Above Floor (3)	Total
Floating	$6,900	$33	$4,309	$11,243
Adjustable	1,736	79	9,365	11,181
Total	**$8,636**	**$112**	**$13,675**	**$22,424**
% of Total	***39%***	***1%***	***61%***	***100%***

Footnotes:

Tables may not foot due to rounding.

(1) Index rates are mapped to the closest material index.

(2) Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on December 31, 2023. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

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Interest Rate Sensitivity: Balance Sheet

Interest Rate Simulation Impact on Net Interest Income (1), (2)

	December 31, 2023				September 30, 2023				December 31, 2022			
	Ramp		Shock		Ramp		Shock		Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(1.4)%	(1.1)%	(2.2)%	0.2%	(0.4)%	0.7%	(1.0)%	2.1%	1.1%	4.2%	2.7%	5.6%
Up 100 basis points	(0.7)%	(0.5)%	(1.1)%	0.2%	(0.2)%	0.4%	(0.5)%	1.1%	0.6%	2.2%	1.4%	2.9%
Down 100 basis points	(1.1)%	(3.1)%	(2.2)%	(3.9)%	(1.3)%	(3.4)%	(2.4)%	(4.1)%	(2.4)%	(6.0)%	(4.9)%	(6.9)%
Down 200 basis points	(2.0)%	(6.2)%	(4.4)%	(7.9)%	(2.7)%	(7.1)%	(5.2)%	(8.7)%	(5.1)%	(12.9)%	(10.6)%	(14.8)%
Down 300 basis points	(3.0)%	(9.8)%	(6.9)%	(12.5)%	(4.0)%	(11.0)%	(7.9)%	(13.5)%	(7.8)%	(19.7)%	(16.3)%	(22.6)%

Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle**

	Effective Fed Funds Rate (Daily Avg.)	Cost of Combined Company**		
		Interest- Bearing Deposits	Total Deposits	Total Funding
Three months ended December 31, 2023	5.33%	2.54%	1.63%	2.05%
Three months ended December 31, 2022	3.65%	0.62%	0.35%	0.51%
Three months ended December 31, 2021	0.08%	0.10%	0.05%	0.09%
Variance: Peak (Peak Value less Q4 2021)	+5.25%	+2.44%	+1.58%	+1.96%
Repricing Betas: Cycle-to-Date		**47%**	**30%**	**37%**

****Note: Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.**

- The full quarter impact of brokered deposits added during Q3 2023, higher public deposit balances, which tend to carry a higher interest rate than other non-maturity deposit balances, and repricing customer time deposit balances contributed to an increase in Columbia's cumulative interest-bearing deposit beta to 47% in Q4 2023 from 37% in Q3 2023.
- The total funding beta experienced a smaller movement to 37% from 33% over the period due to the full quarter benefit of term borrowing reductions during Q3 2023.

Footnotes:

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition or the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.

(2) The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 54% for December 31, 2023, 54% for September 30, 2023, and 53% for December 31, 2022. Betas applied are for future repricing assuming future rate changes, and the simulations assume an immediate repricing impact. Note that interest rate simulations present data on a legal company basis: data displayed at December 31, 2023 and September 30, 2023 represent the combined company and data displayed at December 31, 2022 represent historical UHC data only.

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Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Service charges on deposits	$17.3	$17.4	$16.5	$14.3	$12.1
Card-based fees	14.6	15.7	13.4	11.6	9.0
Financial services and trust revenue	3.0	4.7	4.5	1.3	—
Residential mortgage banking revenue, net	4.2	7.1	(2.3)	7.8	(1.8)
Loss (gain) on equity securities, net	2.6	(2.1)	(0.7)	2.4	0.3
Gain on loan and lease sales, net	1.2	1.9	0.4	0.9	1.5
BOLI income	4.3	4.4	4.1	2.8	2.0
Other income					
Commercial product revenue [1]	$3.9	$3.0	$3.0	$1.4	$5.3
Commercial servicing revenue	(0.2)	0.5	0.4	0.9	0.9
Loan-related fees	3.2	3.6	3.3	3.4	3.2
Change in fair value of certain loans held for investment	19.4	(19.2)	(7.0)	9.5	4.2
Misc. income	(0.1)	1.3	2.8	1.9	0.4
Swap derivative gain (loss)	(8.0)	5.7	1.3	(3.5)	(2.3)

Q4 2023 Highlights (compared to Q3 2023)

- Financial services and trust revenue declined due to the transition of Columbia Wealth Advisors to a new broker platform, which temporarily reduced brokerage income.
- Mortgage banking revenue decreased due to lower mortgage servicing income following the September 30, 2023 sale of approximately one-third of the MSR assets, which reduced the serviced loan portfolio by an equivalent amount.
- Q1 2023 results include only one month of the combined company's operations.

Footnotes:
Tables may not foot due to rounding.
(1) Commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

Non-Interest Expense 13 Annualized Cost Synergies Realized by Period End Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $— $50 $100 $150 $200 $30 million(1), (2) $59 million(1) $105 million(1) $140 million(1) ■ We realized $143 million in annualized cost synergies through December 31, 2023, exceeding our original $135 million target by 6%. ■ There are opportunities to realize additional operational efficiencies in 2024 and beyond. We will continue to manage our expense base and seek out these offsets to fund growth-driven reinvestment. To this effect, Umpqua Bank, Columbia’s primary subsidiary, consolidated five branches in January 2024. ■ Non-interest expense in Q4 2023 included a $33 million expense related to a FDIC special assessment as well as other elevated expense items that offset a $12 million decline in merger-related expense, which was $7 million for the quarter. (1) Realized synergies are annualized and reflect what was achieved at the end of the quarter; the full amount was not included in the full-quarter expense run rate. (2) Cost synergies realized ahead of the February 28, 2023 merger close were primarily driven by departing associates that were not slated to be part of the go-forward organization, though there were some real estate and contract-related savings achieved as well in anticipation of closing. $143 million(1) $ in m ill io ns Non-Interest Expense ("NIE"): Q3 2023 vs Q4 2023 $304.1 $1.8 $3.5 $2.4 $32.9 $2.0 $(11.8) $2.3 $337.2 Q3 2023 NIE Small Equip. Repairs & Maint. Marketing FDIC Special Assess Legal & Title Merger- Related Expense Other Q4 2023 NIE

COLUMBIA BANKING SYSTEM

14

Outlook

	2023 Results [1]		Full-Year 2024 Outlook	
	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023	As of January 24, 2024	Notes
Average earning assets	$48b	$46b	$48b - $49b	Assumes balance sheet growth in the 0-3% range from year-end 2023.
Net interest margin - GAAP	3.78%	3.91%	3.50% - 3.60%	Forward outlook includes 3 rate cuts by the Federal Reserve in the latter part of 2024; incorporates purchase accounting income detailed below and a range of funding flows that assume customer deposit balance stability at the upper end of the NIM range and contraction and continued remixing at the lower end of the NIM range.
Purchase accounting accretion - securities; rate related [3]	$37mm	$131mm	$130mm - $140mm	Assumes very low prepayment activity; an increase in payoff or paydown speeds would increase income.
Purchase accounting accretion - loans; rate related [3]	$27mm	$98mm	$90mm - $100mm	
Purchase accounting accretion - loans; credit related [3]	$5mm	$23mm	$15mm - $20mm	
Non-interest expense - excluding CDI amortization and merger-related expense [2]	$294mm	$1.0b	$1.0b - $1.1b	Midpoint implies low single-digit growth rate from Q4 2023 annualized run rate after adjusting for FDIC special assessment and other elevated expense items. Franchise reinvestment and inflationary impacts are partially offset by efficiency improvements.
CDI amortization	$33mm	$111mm	~$120mm	Not included in adjusted non-interest expense detailed above.
Merger-related expense	$7mm	$172mm	$10 - $15 million	Not included in adjusted non-interest expense detailed above; driven by vesting of prior merger-related items.

(1) Twelve months ended December 31, 2023 impacted by the February 28, 2023 merger close.

(2) Non-GAAP basis; see reconciliation on slide 7. Excludes non-operating and merger-related items.

(3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

BALANCE SHEET HIGHLIGHTS Q4 2023

COLUMBIA BANKING SYSTEM

16

Securities Portfolio Overview

Available for Sale Securities Portfolio at December 31, 2023 [1]								
($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$390	$378	$1	($5)	$374	4 %	2.4	3.55 %
U.S. Agencies	1,156	1,173	5	(74)	1,104	13 %	4.3	2.79 %
Mortgage-backed securities - residential agency	3,217	3,002	10	(245)	2,767	31 %	6.8	3.18 %
Collateralized mortgage obligations [2]	1,383	1,292	5	(106)	1,191	14 %	5.8	3.46 %
Obligations of states and political subdivisions	1,135	1,073	20	(21)	1,072	12 %	4.7	3.39 %
Commercial mortgage-backed securities - agency	2,504	2,344	14	(36)	2,322	26 %	4.6	4.70 %
Total available for sale securities	**$9,785**	**$9,262**	**$55**	**($487)**	**$8,830**		**5.4**	**3.59 %**
Percentage of Current Par		**95 %**	**1 %**	**(5)%**	**90 %**			

Available for Sale Securities Portfolio Percentage Gain / Loss at December 31, 2023


Unrealized Gain, 54%
Unrealized Loss, 46%

- The total available for sale ("AFS") securities portfolio had a book yield of 3.59% and an effective duration of 5.4 as of December 31, 2023, compared to 3.61% and 5.7, respectively, as of September 30, 2023.
- As of December 31, 2023, 54% of the AFS securities portfolio was in an unrealized gain position and had a weighted average book yield of 4.48%. The remaining 46% of the portfolio was in an unrealized loss position and had a weighted average book yield of 2.70%.
- Outside of equity securities, all securities were classified as AFS and carried on the balance sheet at fair value at December 31, 2023, with exception of $2.3 million in local community housing bonds classified as held to maturity; there is no unrealized loss associated with this portfolio, which was 0.03% of total securities.

(1) Table may not foot due to rounding.

(2) Portfolio includes $271 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized gain position at December 31, 2023 (amortized cost of $269 million). The remaining $920 million of the portfolio is comprised primarily of residential agency CMOs.

COLUMBIA BANKING SYSTEM

17

Liquidity Overview

Select Balance Sheet Items					
	Three Months Ended				Sequential Quarter Change
($ in millions)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2023
Brokered deposits	$3,150	$3,123	$2,346	$1,631	$27
Administrative deposits	164	145	240	181	19
Public deposits	2,904	2,443	2,425	2,556	461
Commercial deposits	11,147	11,104	10,790	11,356	43
Small business deposits	8,400	8,927	8,835	8,619	(527)
Consumer deposits	15,842	15,882	16,199	17,243	(40)
Total customer deposits	35,389	35,913	35,824	37,218	(524)
Total deposits	**$41,607**	**$41,624**	**$40,835**	**$41,586**	**($17)**
Term debt	$3,950	$3,985	$6,250	$5,950	($35)
Cash & cash equivalents	$2,163	$2,404	$3,407	$3,635	($241)
AFS Securities	$8,830	$8,504	$8,998	$9,250	$326
Loans	$37,442	$37,171	$37,049	$37,091	$271

Total Off-Balance Sheet Liquidity Available at December 31, 2023			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,995	$3,770	$8,225
Federal Reserve Discount Window	1,588	—	1,588
Federal Reserve Term Funding Program	1,479	200	1,279
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$15,662**	**$3,970**	**$11,692**

Total Available Liquidity at December 31, 2023 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$11,692
Cash and equivalents, less reserve requirement	1,910
Excess bond collateral	5,125
Total available liquidity	**$18,727**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $52.2 billion at December 31, 2023	36 %
Deposits of $41.6 billion at December 31, 2023	45 %
Uninsured deposits of $13.5 billion at December 31, 2023	138 %

- Customer cash usage impacted deposit balances throughout 2023, and customer trends in Q4 2023 include tax payments and lower escrow balances.
- Growth in public deposits during Q4 2023 offset contraction in small business balances as other deposit categories were relatively stable between December and September.
- $200 million in maturing FHLB advances were replaced with term debt from the Federal Reserve's Bank Term Funding Program given relatively favorable interest rates and the ability to refinance or pay down balances without a penalty.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended December 31, 2023 $37,171 $1,076 ($119) ($447) ($281) $42 $37,442 Beginning Balance (9/30/23) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (12/31/23) 18 Footnotes: Other includes purchase accounting accretion and amortization. $ in m ill io ns Twelve Months Ended December 31, 2023 $26,156 $10,884 $4,058 ($354) ($1,870) ($1,549) $117 $37,442 Beginning Balance (12/31/22) Merger New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (12/31/23) $ in m ill io ns Three Months Ended December 31, 2022 $25,508 $1,187 $79 ($465) ($154) $1 $26,156 Beginning Balance (9/30/22) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (12/31/22) $ in m ill io ns Twelve Months Ended December 31, 2022 $22,553 $6,992 $379 ($3,094) ($646) ($28) $26,156 Beginning Balance (12/31/21) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (12/31/22)

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) See slide 14 for near-term interest income and non-interest expense expectations related to the items outlined in this table. (3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items (1) February 28, 2023 September 30, 2023 December 31, 2023 (2) Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(586) million $(565) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at closing, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount (3) $(618) million $(496) million $(468) million Total rate discount on loans and securities $(1,629) million $(1,082) million $(1,033) million Loans - credit mark (3) $(130) million $(86) million $(80) million Total discount on loans and securities $(1,759) million $(1,168) million $(1,113) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $635 million $603 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 19

COLUMBIA BANKING SYSTEM

20

Loan and Lease Characteristics: Overall Portfolio and Q4 2023 Production

Mortgage

- Portfolio average loan size of $480,000
- 4Q23 average loan size of $593,000
- Portfolio average FICO of 761 and LTV of 62%
- 4Q23 average FICO of 777 and LTV of 66%
- Total delinquencies of 0.57%
- Annualized net recovery rate of 0.02%

Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 4Q23 average loan size of $1.9 million
- Portfolio average LTV of 51% and DSC of 1.86
- 4Q23 average LTV of 44% and DSC of 1.74
- Total delinquencies of 0.14%
- Annualized net charge-off rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $701,000
- 4Q23 average loan size of $870,000
- Total delinquencies of 0.36%
- Annualized net charge-off rate of 0.22%

Portfolio Composition at December 31, 2023


Multifamily, 15%
Other Loan Categories, 12%
Non-OO CRE, 17%
Mortgage, 16%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 21%

Geographic Distribution at December 31, 2023


Other, 13%
Puget Sound, 20%
Southern CA, 16%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $994,000
- 4Q23 average loan size of $1.5 million
- Portfolio average LTV of 55%
- 4Q23 average LTV of 62%
- Total delinquencies of 0.58%
- Annualized net charge-off rate of 0.05%

Multifamily

- Portfolio average loan size of $2.3 million
- 4Q23 average loan size of $1.7 million
- Portfolio average LTV of 54% and DSC of 1.56
- 4Q23 average LTV of 56% and DSC of 1.27
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 4Q23 average loan & lease size of $69,000
- Portfolio average yield: ~10%
- Total delinquencies of 4.74%
- Annualized net charge-off rate of 5.39%

Footnotes:
Portfolio statistics and delinquencies as of December 31, 2023. Annualized net charge-off rate for Q4 2023. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") are based on weighted average for portfolio where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

CRE and C&I Portfolio Composition Agriculture, 8.3% Contractors, 7.4% Finance/Insurance, 7.6% Manufacturing, 7.4% Professional, 4.6% Public Admin, 6.5% Rental & Leasing, 7.0% Retail, 2.3%Support Services, 4.2% Transportation/ Warehousing, 8.4% Wholesale, 6.8% Gaming, 5.0% Dentists, 7.1% Other Healthcare, 3.1% Other, 14.3% Office, 16.5% Multifamily, 33.1% Industrial, 15.6% Retail, 11.7% Special Purpose, 7.6% Hotel/Motel, 4.2% Other, 11.3% CRE Portfolio Composition (1) $17.4 Billion at December 31, 2023 C&I Portfolio Composition (1) $9.7 Billion at December 31, 2023 (1) CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 44% Owner Occupied / 56% Non-Owner Occupied (2) Commercial Line Utilization was 35% at December 31, 2023 21

Office Portfolio Details Puget Sound, 22% WA Other, 6% Portland Metro, 12% OR Other, 15%Bay Area, 5% N. CA, 11% S. CA, 20% Other, 9% Office Portfolio Metrics at December 31, 2023 Average loan size $1.3 million Average LTV 56% DSC (non-owner occupied) 1.72x % with guaranty (by $ / by #) 85% / 83% Past due 30-89 days $0.9mm / 0.03% of office Nonaccrual $13.3mm / 0.44% of office Special mention $19.2mm / 0.64% of office Classified $57.6mm / 1.91% of office Number of Loans by Balance Geography 22 ■ Loans secured by office properties represented 8% of our total loan portfolio at December 31, 2023. ■ Our office portfolio is 39% owner- occupied, 57% non-owner-occupied, and 4% construction. Construction loans represent 29% of loans repricing in 2024. Excluding construction balances, only 12% of our office portfolio reprices through 2025. ■ Properties located in suburban markets secure the majority of our office portfolio as only 6% of non-owner occupied office loans are located in downtown core business districts. ■ The average loan size in our office portfolio is $1.3 million, delinquencies are at a de minimis level, and the majority of our loans contain a guaranty. ■ Dental and other healthcare loans comprise 15% of our office portfolio. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2024, 11% 2025, 4% 2026 & After, 18% Fixed Rate*, 67% Repricing Schedule *Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2024, 5% 2025, 6% 2026 & After, 89% Maturity Schedule , 19 8 9 6 7 1,682 6 3 6

Allowance for Credit Losses (“ACL”) Footnotes: (1) Total includes $21.5 million for Reserve for Unfunded Commitments. (2) Total includes $23.2 million for Reserve for Unfunded Commitments. Allowance for Credit Losses by Loan Segment ($ in thousands) 9/30/2023 Q4 2023 Net (Charge-offs) Recoveries Reserve Build (Release) 12/31/2023 % of Loans and Leases Outstanding Commercial $116,732 ($4,324) $25,211 $137,619 1.73 % Lease & Equipment Finance $116,543 ($23,211) $21,711 $115,043 6.65 % CRE $131,708 ($594) $5,944 $137,058 0.70 % Residential/Home Equity $64,357 $692 ($105) $64,944 0.80 % Consumer $8,702 ($1,435) $2,148 $9,415 4.81 % Total $438,042 (¹) ($28,872) $54,909 $464,079 (²) 1.24% % of loans and leases outstanding 1.18% 1.24 % Remaining Credit Discount on Loans $86,415 $79,850 Total ACL Including Credit Discount $524,457 (¹) $543,929 (²) % of loans and leases outstanding 1.41% 1.45% 23 Current Expected Credit Losses (“CECL”) Details ■ Provision expense of $55 million includes $53 million related to loans and leases and $2 million related to unfunded commitments. ■ The quarter’s provision expense reflects changes in the economic forecasts used in credit models and portfolio migration trends. ■ Key components of Moody’s November 2023 baseline economic forecast, which is used to estimate the ACL, include: ■ U.S. real GDP average annualized growth of 1.7% in 2024, 1.7% in 2025, 2.3% in 2026, and 2.4% in 2027. ■ U.S. unemployment rate average of 4.0% in 2024, 4.1% in 2025, 4.0% in 2026, and 3.9% in 2027. ■ The average federal funds rate is expected to be 5.1% in 2024, 4.2% in 2025, 3.2% in 2026, and 2.9% in 2027.

Credit Quality Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets* $32.9 $17.1 $16.0 $36.7 $54.9 $88.4 0.18% 0.14% 0.15% 0.20% 0.22% Provision expense Initial Provision Non Performing Assets To Total Assets Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Cl as si fie d Lo an s / To ta l L oa ns Classified A ssets / RBC Classified Assets 0.73% 1.21% 1.13% 1.28% 1.41%7.8% 15.0% 13.4% 14.8% 16.1% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 —% 0.30% 0.60% 0.90% 1.20% 1.50% 1.80% —% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% A xi s Ti tle Net Charge-offs to Average Loans and Leases (annualized) 0.01% —% 0.03% 0.01% 0.06% 2.84% 3.89% 5.96% 5.15% 5.39% 0.19% 0.23% 0.30% 0.25% 0.31% Umpqua Bank (ex FinPac) FinPac Columbia Banking System, Inc. Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 24 ■ If the remaining credit discount on loans of $80 million at December 31, 2023 is added to the ACL of $464 million at December 31, 2023, the ACL would increase to 1.45% of loans from the reported 1.24% level. ■ The increase in classified asset ratios between December 31, 2022 and March 31, 2023 relates to the addition of the historical Columbia portfolio and related purchase accounting adjustments and their impact on risk-based capital. The metrics are not reflective of any notable change in classified assets. A CL ($ in m ill io ns ) A CL / Total Loans and Leases Allowance for Credit Losses $315 $436 $424 $438 $464 $107 $94 $86 $80 1.21% 1.18% 1.15% 1.24% ACL Credit Discount ACL to Total Loans and Leases ACL + Credit Discount to Total Loans and Leases Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $100 $200 $300 $400 $500 $600 $700 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40%$105.5 Footnotes: *Q1 2023 provision expense of $105.5 million includes an initial provision of $88.4 million related to historical Columbia non-PCD loans. 1.41% 1.18% 1.45%1.40%1.46%

Our Diversified Commercial Bank Business Model with a Strong Retail Presence Supports our Granular, High-Quality Deposit Base (1) Includes small business deposits. (2) Excludes public and brokered deposit balances. This is a non-GAAP financial measure. (3) Includes Reich & Tang Demand Deposit Marketplace program deposits. December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Average consumer account balance $19 thousand $19 thousand $19 thousand $20 thousand Average commercial account balance (1) $105 thousand $108 thousand $105 thousand $107 thousand Average customer account balance (2) $34 thousand $35 thousand $35 thousand $36 thousand Insured Cash Sweep (“ICS”) deposits (3) $3.9 billion $3.5 billion $3.2 billion $2.6 billion Deposits in Certificate of Deposit Account Registry Service (“CDARS”) deposits $548 million $510 million $405 million $288 million Uninsured deposits as a % of total deposits 33% 32% 33% 36% Non-interest, 34% Demand, 19% Money Market, 25% Savings, 7% Time, 15% Deposits by Type 25 ■ Deposits were $42 billion at December 31, 2023 and represented by a largely granular base that is diversified by business line, industry, and geography. ■ Our deposit solutions, like ICS and CDARS, and our ability to collateralize select accounts, provide our customers with flexibility and improve the stability of our deposit base. ■ Commercial(1) and consumer deposits were 47% and 38% of total deposits, by segment, respectively, as of December 31, 2023.

COLUMBIA BANKING SYSTEM
26

Capital Management


12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
—%
7.6%
1.6%
6.0%
9.6%
2.6%
7.0%
9.6%
1.1%
8.5%
11.8%
1.3%
10.5%
Tier 1 Leverage
CET1
Tier 1 Risk-Based
Total Risk-Based
Capital Threshold [1]
Capital Above Threshold [2]

- Declared a quarterly cash dividend of $0.36 per common share on November 13, 2023, which was paid December 11, 2023.
- We expect the quarterly net impact of purchase accounting to be highly accretive to earnings, as detailed on slides 14 and 19 of this presentation. This outlook supports our view that capital is likely to build rapidly.
- We expect to quickly approach and exceed our long-term total risk-based capital target of 12%, providing for enhanced flexibility to return excess capital to shareholders while continuing to support our expanding franchise. We are already above our long-term CET1 capital target of 9%.

Note: Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.
(1) Capital Threshold is the greater of Regulatory Well-Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer.
(2) Capital Above Threshold is the level of capital above Columbia's Regulatory Minimum, which is equivalent to the Capital Threshold.

APPENDIX Income Statement Component Details Comparisons and Other Non-GAAP Reconciliation

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28

Income Statement Component Details: GAAP Income

($ in thousands, except per-share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
	For the Quarter Ended				
Interest income	$691,634	$696,013	$675,729	$475,951	$352,247
Interest expense	238,011	215,138	191,754	101,253	46,768
Net interest income	**453,623**	**480,875**	**483,975**	**374,698**	**305,479**
Provision for credit losses	54,909	36,737	16,014	105,539	32,948
Net interest income after provision	**398,714**	**444,138**	**467,961**	**269,159**	**272,531**
Non-interest income	65,533	43,981	39,678	54,735	34,879
Non-interest expense	337,176	304,147	328,559	342,818	194,982
Income before provision for income taxes	**127,071**	**183,972**	**179,080**	**(18,924)**	**112,428**
Provision for income taxes	33,540	48,127	45,703	(4,886)	29,464
Net income	**$93,531**	**$135,845**	**$133,377**	**($14,038)**	**$82,964**
Revenue	**$519,156**	**$524,856**	**$523,653**	**$429,433**	**$340,358**
Pre-provision net revenue (1)	**$181,980**	**$220,709**	**$195,094**	**$86,615**	**$145,376**
Net interest margin (2)	3.78 %	3.91 %	3.93 %	4.08 %	4.01 %
Efficiency ratio (2)	64.81 %	57.82 %	62.60 %	79.71 %	57.24 %
PPNR return on assets (1)	1.39 %	1.65 %	1.46 %	0.89 %	1.82 %
Return on assets	0.72 %	1.02 %	1.00 %	(0.14)%	1.04 %
Return on equity	7.90 %	11.07 %	10.84 %	(1.70)%	13.50 %
Return on tangible common equity (1)	**12.19 %**	**16.93 %**	**16.63 %**	**(2.09)%**	**13.53 %**
Earnings per share, diluted (3)	**$0.45**	**$0.65**	**$0.64**	**($0.09)**	**$0.64**

Notable Items

- Q1 2023 results include only one month of the combined company's operations and a related initial provision of $88 million.
- Q4 2023 non-interest expense includes a $33 million FDIC special assessment.
- Non-interest expense includes significant merger-related expense throughout the periods presented. These expenses are detailed on slide 34.

Footnotes:
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.
(3) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

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29

Income Statement Component Details: Impact of Non-Operating Items

	For the Quarter Ended				
($ in thousands, except per-share data)	**Q4 2023**	**Q3 2023**	**Q2 2023**	**Q1 2023**	**Q4 2022**
Interest income	$—	$—	$—	$—	$—
Interest expense	—	—	—	—	—
Net interest income	—	—	—	—	—
Provision for credit losses	—	—	—	—	—
Net interest income after provision	—	—	—	—	—
Non-interest income	12,732	(15,023)	(16,252)	8,074	(8,115)
Non-interest expense	9,965	22,955	31,768	117,189	13,603
Income before provision for income taxes	**2,767**	**(37,978)**	**(48,020)**	**(109,115)**	**(21,718)**
Provision for income taxes	691	(9,482)	(11,981)	(23,565)	(5,459)
Net income	**$2,076**	**($28,496)**	**($36,039)**	**($85,550)**	**($16,259)**
Revenue	**$12,732**	**($15,023)**	**($16,252)**	**$8,074**	**($8,115)**
Pre-provision net revenue	**$2,767**	**($37,978)**	**($48,020)**	**($109,115)**	**($21,718)**
Net interest margin	NA	NA	NA	NA	NA
Efficiency ratio	0.34 %	5.85 %	7.75 %	26.25 %	5.23 %
PPNR return on assets	0.02 %	(0.29)%	(0.36)%	(1.12)%	(0.28)%
Return on assets	0.02 %	(0.21)%	(0.27)%	(0.88)%	(0.20)%
Return on equity	0.17 %	(2.33)%	(2.93)%	(10.36)%	(2.64)%
Return on tangible common equity	**0.27 %**	**(3.55)%**	**(4.50)%**	**(12.73)%**	**(2.65)%**
Earnings per share, diluted [1]	**$0.01**	**($0.14)**	**($0.17)**	**($0.55)**	**($0.12)**

Notable Items

- This table represents items that are excluded from GAAP to calculate operating metrics. They reconcile operating income and ratios on slide 30 to GAAP income and ratios on slide 28. All non-GAAP financial measures should be reviewed alongside GAAP financial measures detailed on slide 28.
- Non-operating items in this table include gains and losses due to fair value changes and hedging activity as well as merger-related expense and exit and disposal charges. These items are detailed on slide 34.

Footnotes:
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

COLUMBIA BANKING SYSTEM

30

Income Statement Component Details: Operating Income (Non-GAAP)

	For the Quarter Ended				
($ in thousands, except per-share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Interest income	$691,634	$696,013	$675,729	$475,951	$352,247
Interest expense	238,011	215,138	191,754	101,253	46,768
Net interest income	**453,623**	**480,875**	**483,975**	**374,698**	**305,479**
Provision for credit losses	54,909	36,737	16,014	105,539	32,948
Net interest income after provision	**398,714**	**444,138**	**467,961**	**269,159**	**272,531**
Non-interest income	52,801	59,004	55,930	46,661	42,994
Non-interest expense	327,211	281,192	296,791	225,629	181,379
Income before provision for income taxes	**124,304**	**221,950**	**227,100**	**90,191**	**134,146**
Provision for income taxes	32,849	57,609	57,684	18,679	34,923
Net income	**$91,455**	**$164,341**	**$169,416**	**$71,512**	**$99,223**
Revenue	**$506,424**	**$539,879**	**$539,905**	**$421,359**	**$348,473**
Pre-provision net revenue	**$179,213**	**$258,687**	**$243,114**	**$195,730**	**$167,094**
Net interest margin [1]	3.78 %	3.91 %	3.93 %	4.08 %	4.01 %
Efficiency ratio [1]	64.47 %	51.97 %	54.85 %	53.46 %	52.01 %
PPNR return on assets	1.37 %	1.94 %	1.82 %	2.01 %	2.10 %
Return on assets	0.70 %	1.23 %	1.27 %	0.74 %	1.24 %
Return on equity	7.73 %	13.40 %	13.77 %	8.66 %	16.14 %
Return on tangible common equity	**11.92 %**	**20.48 %**	**21.13 %**	**10.64 %**	**16.18 %**
Earnings per share, diluted [2]	**$0.44**	**$0.79**	**$0.81**	**$0.46**	**$0.76**

Notable Items

- The components of this table represent non-GAAP financial measures, and they should be reviewed alongside the GAAP financial measures on slide 28. Operating income components and ratios reconcile to GAAP income components and ratios by adding back the components detailed on slide 29.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.
(2) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

COLUMBIA BANKING SYSTEM

31

Income Statement Component Details: Impact of Merger-Related Items

($ in thousands, except per-share data)	For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Interest income	$68,943	$76,840	$74,723	$31,895	$387
Interest expense	(244)	(430)	(337)	(150)	(57)
Net interest income	**69,187**	**77,270**	**75,060**	**32,045**	**444**
Provision for credit losses	—	—	—	88,427	—
Net interest income after provision	**69,187**	**77,270**	**75,060**	**(56,382)**	**444**
Non-interest income	—	—	—	—	—
Non-interest expense	33,204	29,879	35,553	12,660	1,019
Income before provision for income taxes	**35,983**	**47,391**	**39,507**	**(69,042)**	**(575)**
Provision for income taxes	**8,996**	**11,848**	**9,877**	**(17,261)**	**(144)**
Net income	**$26,987**	**$35,543**	**$29,630**	**($51,781)**	**($431)**
Revenue	**$69,187**	**$77,270**	**$75,060**	**$32,045**	**$444**
Pre-provision net revenue	**$35,983**	**$47,391**	**$39,507**	**$19,385**	**($575)**
Net interest margin	0.58 %	0.63 %	0.61 %	0.35 %	— %
Efficiency ratio	(2.60)%	(2.22)%	(1.21)%	(1.15)%	0.23 %
PPNR return on assets	0.27 %	0.36 %	0.29 %	0.20 %	— %
Return on assets	0.21 %	0.27 %	0.22 %	(0.53)%	(0.01)%
Return on equity	2.28 %	2.90 %	2.41 %	(6.27)%	(0.07)%
Return on tangible common equity	**3.52 %**	**4.43 %**	**3.70 %**	**(7.70)%**	**(0.07)%**
Earnings per share, diluted [1]	**$0.13**	**$0.17**	**$0.14**	**($0.33)**	**($0.01)**

Notable Items

- This table represents merger-related items that are excluded from operating income components to calculate adjusted operating income components. They reconcile adjusted operating income and ratios on slide 32 to operating income and ratios on slide 30. All non-GAAP financial measures should be reviewed alongside GAAP financial measures detailed on slide 28.
- Merger-related items include purchase accounting accretion and amortization ("PAA") captured in interest income and interest expense and CDI amortization captured in non-interest expense. PAA items are detailed on slide 33.
- Merger-related items in 2022 reflect PAA and CDI amortization related to UHC's 2014 acquisition of Sterling Financial Corporation.

Footnotes:
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

COLUMBIA BANKING SYSTEM

32

Income Statement Component Details: Adjusted Operating Income (Non-GAAP)

	For the Quarter Ended				
($ in thousands, except per-share data)	**Q4 2023**	**Q3 2023**	**Q2 2023**	**Q1 2023**	**Q4 2022**
Interest income	$622,691	$619,173	$601,006	$444,056	$351,860
Interest expense	238,255	215,568	192,091	101,403	46,825
Net interest income	**384,436**	**403,605**	**408,915**	**342,653**	**305,035**
Provision for credit losses	54,909	36,737	16,014	17,112	32,948
Net interest income after provision	**329,527**	**366,868**	**392,901**	**325,541**	**272,087**
Non-interest income	52,801	59,004	55,930	46,661	42,994
Non-interest expense	294,007	251,313	261,238	212,969	180,360
Income before provision for income taxes	**88,321**	**174,559**	**187,593**	**159,233**	**134,721**
Provision for income taxes	23,853	45,761	47,807	35,940	35,067
Net income	**$64,468**	**$128,798**	**$139,786**	**$123,293**	**$99,654**
Revenue	**$437,237**	**$462,609**	**$464,845**	**$389,314**	**$348,029**
Pre-provision net revenue	**$143,230**	**$211,296**	**$203,607**	**$176,345**	**$167,669**
Net interest margin [1]	3.20 %	3.28 %	3.32 %	3.73 %	4.01 %
Efficiency ratio [1]	67.07 %	54.19 %	56.06 %	54.61 %	51.78 %
PPNR return on assets	1.10 %	1.58 %	1.53 %	1.81 %	2.10 %
Return on assets	0.49 %	0.96 %	1.05 %	1.27 %	1.25 %
Return on equity	5.45 %	10.50 %	11.36 %	14.93 %	16.21 %
Return on tangible common equity	**8.40 %**	**16.05 %**	**17.43 %**	**18.34 %**	**16.25 %**
Earnings per share, diluted [2]	**$0.31**	**$0.62**	**$0.67**	**$0.79**	**$0.77**

Notable Items

- The components of this table represent non-GAAP financial measures, and they should be reviewed alongside the GAAP financial measures on slide 28. Adjusted operating income components and ratios reconcile to operating income components and ratios detailed on slide 30 by adding back the components detailed on slide 31.

Footnotes:

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

(2) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

COLUMBIA BANKING SYSTEM

33

Non-GAAP Reconciliation: Tangible Capital and Net Interest Income & Margin

($ in thousands, except per-share data)		Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total shareholders' equity	a	$4,995,034	$4,632,162	$4,828,188	$4,884,723	$2,479,826
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,030,142	—
Less: Other intangible assets, net		603,679	636,883	666,762	702,315	4,745
Tangible common shareholders' equity	b	**3,362,121**	**2,966,045**	**3,132,192**	**3,152,266**	**2,475,081**
Total assets	c	**$52,173,596**	**$51,993,815**	**$53,592,096**	**$53,994,226**	**$31,848,639**
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,030,142	—
Less: Other intangible assets, net		603,679	636,883	666,762	702,315	4,745
Tangible assets	d	**$50,540,683**	**$50,327,698**	**$51,896,100**	**$52,261,769**	**$31,843,894**
Common shares outstanding at period end [1]	e	**208,585**	**208,575**	**208,514**	**208,429**	**129,321**
Total shareholders' equity to total assets ratio	a / c	9.57 %	8.91 %	9.01 %	9.05 %	7.79 %
Tangible common equity ratio	b / d	6.65 %	5.89 %	6.04 %	6.03 %	7.77 %
Book value per common share [1]	a / e	$23.95	$22.21	$23.16	$23.44	$19.18
Tangible book value per common share [1]	b / e	$16.12	$14.22	$15.02	$15.12	$19.14

		For the Quarter Ended				
($ in thousands)		Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Net interest income	a	**$454,730**	**$482,031**	**$485,168**	**$375,369**	**$305,762**
Less: Acquired loan accretion - credit related [2]	b	5,430	6,370	7,100	3,806	—
Net Interest Income, excluding credit PAA [2]	c	**449,300**	**475,661**	**478,068**	**371,563**	**305,762**
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related [2]	d	63,757	70,900	67,960	28,239	444
Adjusted net interest income	e	**$385,543**	**$404,761**	**$410,108**	**$343,324**	**$305,318**
Average interest-earning assets	f	**$47,838,229**	**$48,981,105**	**$49,442,518**	**$37,055,705**	**$30,305,129**
Net interest margin [3]	a / f	**3.78 %**	**3.91 %**	**3.93 %**	**4.08 %**	**4.01 %**
Less: Acquired loan accretion - credit related [2]	b / f	0.05 %	0.05 %	0.06 %	0.04 %	— %
Net Interest margin, excluding credit PAA [2], [3]	c / f	**3.73 %**	**3.86 %**	**3.87 %**	**4.04 %**	**4.01 %**
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related [2]	d / f	0.53 %	0.58 %	0.55 %	0.31 %	— %
Adjusted net interest margin [3]	e / f	**3.20 %**	**3.28 %**	**3.32 %**	**3.73 %**	**4.01 %**

Footnotes:

(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

(2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

(3) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

COLUMBIA BANKING SYSTEM

34

Non-GAAP Reconciliation

($ in thousands)		For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Net interest income	c	**$ 453,623**	**$ 480,875**	**$ 483,975**	**$ 374,698**	**$ 305,479**
Non-interest income (GAAP)	d	**$ 65,533**	**$ 43,981**	**$ 39,678**	**$ 54,735**	**$ 34,879**
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115
Operating non-interest income (non-GAAP)	e	**$ 52,801**	**$ 59,004**	**$ 55,930**	**$ 46,661**	**$ 42,994**
Revenue (GAAP)	f	**$ 519,156**	**$ 524,856**	**$ 523,653**	**$ 429,433**	**$ 340,358**
Operating revenue (non-GAAP)	g	**$ 506,424**	**$ 539,879**	**$ 539,905**	**$ 421,359**	**$ 348,473**
Non-interest expense (GAAP)	h	**$ 337,176**	**$ 304,147**	**$ 328,559**	**$ 342,818**	**$ 194,982**
Less: Non-interest expense adjustments	b	(9,965)	(22,955)	(31,768)	(117,189)	(13,603)
Operating non-interest expense (non-GAAP)	i	**$ 327,211**	**$ 281,192**	**$ 296,791**	**$ 225,629**	**$ 181,379**
Net income (loss) (GAAP)	j	$ 93,531	$ 135,845	$ 133,377	$ (14,038)	$ 82,964
Provision (benefit) for income taxes		33,540	48,127	45,703	(4,886)	29,464
Income (loss) before provision for income taxes		127,071	183,972	179,080	(18,924)	112,428
Provision for credit losses		54,909	36,737	16,014	105,539	32,948
Pre-provision net revenue (PPNR) (non-GAAP)	k	**181,980**	**220,709**	**195,094**	**86,615**	**145,376**
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115
Add: Non-interest expense adjustments	b	9,965	22,955	31,768	117,189	13,603
Operating PPNR (non-GAAP)	l	**$ 179,213**	**$ 258,687**	**$ 243,114**	**$ 195,730**	**$ 167,094**
Net income (GAAP)	j	**$ 93,531**	**$ 135,845**	**$ 133,377**	**$ (14,038)**	**$ 82,964**
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115
Add: Non-interest expense adjustments	b	9,965	22,955	31,768	117,189	13,603
Tax effect of adjustments		691	(9,482)	(11,981)	(23,565)	(5,459)
Operating net income (non-GAAP)	m	**$ 91,455**	**$ 164,341**	**$ 169,416**	**$ 71,512**	**$ 99,223**

($ in thousands)		For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ 9	$ 4	$ —	$ —	$ —
Loss (gain) on equity securities, net		2,636	(2,055)	(697)	2,416	284
Loss (gain) on swap derivatives		(8,042)	5,700	1,288	(3,543)	(2,329)
Change in fair value of certain loans held for investment		19,354	(19,247)	(6,965)	9,488	4,192
Change in fair value of MSR due to valuation inputs or assumptions		(6,251)	5,308	(2,242)	(2,937)	(9,914)
MSR hedge gain (loss)		5,026	(4,733)	(7,636)	2,650	(348)
Total non-interest income adjustments	a	**$ 12,732**	**$ (15,023)**	**$ (16,252)**	**$ 8,074**	**$ (8,115)**
Non-Interest Expense Adjustments						
Merger-related expense		$ 7,174	$ 18,938	$ 29,649	$ 115,898	$ 11,637
Exit and disposal costs		2,791	4,017	2,119	1,291	1,966
Total non-interest expense adjustments	b	**$ 9,965**	**$ 22,955**	**$ 31,768**	**$ 117,189**	**$ 13,603**

COLUMBIA BANKING SYSTEM

35

Non-GAAP Reconciliation (cont.)

($ in thousands, except per-share data)		For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Select Per-Share & Performance Metrics						
Earnings per share - basic [1]	j/r	$ 0.45	$ 0.65	$ 0.64	$ (0.09)	$ 0.64
Earnings per share - diluted [1]	j/s	$ 0.45	$ 0.65	$ 0.64	$ (0.09)	$ 0.64
Efficiency ratio [2]	h/f	64.81 %	57.82 %	62.60 %	79.71 %	57.24 %
Return on average assets	j/n	0.72 %	1.02 %	1.00 %	(0.14)%	1.04 %
Return on average tangible assets	j/o	0.74 %	1.05 %	1.03 %	(0.15)%	1.04 %
PPNR return on average assets	k/n	1.39 %	1.65 %	1.46 %	0.89 %	1.82 %
Return on average common equity	j/p	7.90 %	11.07 %	10.84 %	(1.70)%	13.50 %
Return on average tangible common equity	j/q	12.19 %	16.93 %	16.63 %	(2.09)%	13.53 %
Operating Per-Share & Performance Metrics						
Operating earnings per share - basic [1]	m/r	$ 0.44	$ 0.79	$ 0.81	$ 0.46	$ 0.77
Operating earnings per share - diluted [1]	m/s	$ 0.44	$ 0.79	$ 0.81	$ 0.46	$ 0.76
Operating efficiency ratio [2]	i/g	64.47 %	51.97 %	54.85 %	53.46 %	52.01 %
Operating return on average assets	m/n	0.70 %	1.23 %	1.27 %	0.74 %	1.24 %
Operating return on average tangible assets	m/o	0.72 %	1.27 %	1.31 %	0.75 %	1.24 %
Operating PPNR return on average assets	l/n	1.37 %	1.94 %	1.82 %	2.01 %	2.10 %
Operating return on average common equity	m/p	7.73 %	13.40 %	13.77 %	8.66 %	16.14 %
Operating return on average tangible common equity	m/q	11.92 %	20.48 %	21.13 %	10.64 %	16.18 %

($ in thousands)		For the Quarter Ended Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Average Assets	n	**$ 51,832,356**	**$ 53,011,361**	**$ 53,540,574**	**$ 39,425,975**	**$ 31,637,490**
Less: Average goodwill and other intangible assets, net		1,652,282	1,684,093	1,718,705	623,042	5,298
Average tangible assets	o	**$ 50,180,074**	**$ 51,327,268**	**$ 51,821,869**	**$ 38,802,933**	**$ 31,632,192**
Average common shareholders' equity	p	**$ 4,695,736**	**$ 4,866,975**	**$ 4,935,239**	**$ 3,349,761**	**$ 2,438,639**
Less: Average goodwill and other intangible assets, net		1,652,282	1,684,093	1,718,705	623,042	5,298
Average tangible common equity	q	**$ 3,043,454**	**$ 3,182,882**	**$ 3,216,534**	**$ 2,726,719**	**$ 2,433,341**
Weighted average basic shares outstanding [1]	r	**208,083**	**208,070**	**207,977**	**156,383**	**129,321**
Weighted average diluted shares outstanding [1]	s	**208,739**	**208,645**	**208,545**	**156,383**	**129,801**

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.